EXHIBIT 14



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated January 31, 2003, relating to the financial statements and financial highlights appearing in the December 31, 2002 Annual Report to Shareholders of Legg Mason Europe Fund and Legg Mason International Equity Trust (each a series of Legg Mason Global Trust, Inc., hereafter referred to as the "Funds") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the incorporation by reference in the Primary Class Prospectus and the Institutional Class and Financial Intermediary Class Prospectus for International Equity Trust and the Primary Class and Class A Prospectus and the Institutional Class Prospectus for Europe Fund, each dated April 30, 2002, and the Statement of Additional Information for the Funds, also dated April 30, 2002, of our reports dated February 22, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report of the Funds, which Prospectuses and Statement of Additional Information are also incorporated by reference in the Registration Statement. We further consent to the references to us under the headings "Other Fund Service Providers," "Additional Information about Legg Mason Europe Fund - Financial Highlights," and "Experts" appearing in such Combined Proxy Statement/Prospectus.



Baltimore, Maryland
February 14, 2003